UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 16, 2005
NNN 2002 VALUE FUND, LLC
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	000-51098 (Commission File Number)	75-3060438 (IRS Employer Identification No.)
1551 N. Tustin Avenue
Suite 200
Santa Ana, California 92705
(Address of principal executive offices) (Zip Code)
(877) 888-7348
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
SIGNATURES

Item 8.01. Other Events.
NNN 2002 Value Fund, LLC (the “Company”) filed a Current Report on Form 8-K on August 26, 2005 to report the anticipated sale of the Netp@rk.Tampabay Office and Technology Center property located in Tampa, Florida (“Netpark”). The Company is filing this amended Form 8-K/A to correct the amount of net proceeds after closing costs to the Company from the sale of Netpark which were erroneously reported as approximately $7,700,000, after closing costs.
The Company expects the net proceeds from the sale of Netpark, after closing costs, to be approximately $15,800,000. The net gain from the sale is expected to be approximately $7,700,000.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NNN 2002 VALUE FUND, LLC
Date: August 31, 2005	By:	TRIPLE NET PROPERTIES, LLC,
Its Manager

By:	/s/ Anthony W. Thompson
Anthony W. Thompson
Chief Executive Officer